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                                                                    EXHIBIT 99.8


                         CONSENT OF R. DUKE BUCHAN III


     The undersigned hereby consents to being named in the Registration Statement on Form S-1 of Scottish Annuity & Life Holdings, Ltd., a Cayman Islands company (the "Company"), filed with the Securities and Exchange Commission on June 19, 1998 (the "Registration Statement"), and in any amendments or supplements thereto (including post-effective amendments), as a person about to become a director of the Company, as set forth in the Registration Statement under the caption "Management--Executive Officers and Directors."


                                    /s/ R. Duke Buchan III
                                    ---------------------------------
                                    R. Duke Buchan III